UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  December 1, 2005 (November 28, 2005)

Heritage Property Investment Trust, Inc.

(Exact name of registrant as specified in charter)

Maryland	001-31297	04-3474810
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

131 Dartmouth Street Boston, Massachusetts		02116
(Address of principal executive offices)		(Zip Code)

(617) 247-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into Material Agreement

On November 28, 2005, Heritage Property Investment Trust, Inc. (the “Company”) entered into a $100 million Term Loan Agreement (the “Bridge Loan”) with Wachovia Capital Markets, LLC, as Arranger, Wachovia Investment Holdings, LLC, as Agent, and each of the financial institutions initially a signatory to the Bridge Loan.  The Company is the borrower under the Bridge Loan and its two operating partnerships, Bradley Operating Limited Partnership and Heritage Property Investment Limited Partnership, have guaranteed the Company’s indebtedness under the Bridge Loan.  The Bridge Loan has a maturity date of August 28, 2006, subject to the Company’s extension of the maturity date to August 28, 2008.  The Bridge Loan will provide the Company with additional flexibility in funding short-term growth opportunities and working capital needs.  A copy of the Bridge Loan is attached hereto as Exhibit 10.24 and is incorporated by reference herein.

Certain of the financial institutions party to the Bridge Loan have performed in the past, and may perform in the future, banking, investment banking or advisory services for the Company and its affiliates from time to time for which it has received customary fees and expenses.

The Company’s ability to borrow under the Bridge Loan is subject to the Company’s ongoing compliance with a number of financial and other covenants.  For example, the Bridge Loan limits the Company’s ability to make distributions in excess of 95% of its annual funds from operations, except under some circumstances.  The Bridge Loan also contains customary events of default, including a cross default provision and a change of control provision.  In the event of a default, all of the obligations of the Company under the Bridge Loan may be declared immediately due and payable.  For certain events of default relating to insolvency and receivership, all outstanding obligations become due and payable.

Amounts borrowed under the Bridge Loan bear interest at either the lender’s base rate or a floating rate based on a spread over LIBOR ranging from 55 basis points to 115 basis points, depending upon the Company’s debt rating.  In addition, the Bridge Loan has a facility fee based on the amount committed ranging from 12.5 to 25 basis points, depending upon the Company’s debt rating, and requires quarterly payments.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On November 28, 2005, the Company entered into a $100 million Term Loan Agreement.  The summary of this new term loan, which is found in Item 1.01 of this report on Form 8-K, is hereby incorporated by reference into this Item 2.03.

 Item 9.01.                                       Financial Statements and Exhibits.

(d) Exhibits.

10.24

Term Loan Agreement dated as of November 28, 2005 by and among Heritage Property Investment Trust, Inc., as borrower, Wachovia Capital Markets, LLC, as arranger, Wachovia Investment Holdings, LLC, as agent, and each of the financial institutions initially a signatory to the Term Loan Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned, thereunto duly authorized.

HERITAGE PROPERTY
INVESTMENT TRUST, INC.

/s/Thomas C. Prendergast
Thomas C. Prendergast
Chairman, President and Chief Executive Officer

/s/David G. Gaw
David G. Gaw
Senior Vice President, Chief Financial Officer and Treasurer

Dated: December 1, 2005